UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                       Submission of Matters to a Vote of Security Holders.

On May 10, 2011,  Community Partners Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 4, 2011.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected twelve individuals to serve on the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles T. Parton	3,158,732	657,957	2,627,575
Joseph F.X. O’Sullivan	3,440,271	376,418	2,627,575
Frank J. Patock, Jr.	3,551,005	265,684	2,627,575
Michael W. Kostelnik, Jr.	3,555,997	260,692	2,627,575
James M. Bollerman	3,556,307	260,382	2,627,575
Robert E. Gregory	3,594,816	221,873	2,627,575
Robert B. Grossman, M.D.	3,320,897	495,792	2,627,575
John E. Holobinko, Esq.	3,555,997	260,692	2,627,575
William F. LaMorte	3,516,752	299,937	2,627,575
William D. Moss	3,360,500	456,189	2,627,575
John J. Perri, Jr., C.P.A.	3,556,307	260,382	2,627,575
William Statter	3,555,997	260,692	2,627,575
Robin Zager	3,556,307	260,382	2,627,575

Proposal No. 2.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, as the Company’s independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions
6,205,860	180,421	57,983

Proposal No. 3.  The Company’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Summary Compensation Table of the Company’s proxy statement for the Annual Meeting, including the other executive compensation tables and the related disclosure regarding the named executive officers’ compensation in the Company’s proxy statement, as set forth below:

Votes For	Votes Against	Abstentions
3,127,947	578,502	99,543

 Item 8.01                      Other Events

At the annual reorganization meeting of the Company’s Board of Directors, which was held immediately after the Company’s Annual Meeting of Shareholders, Frank J. Patock was elected Chairman of the Board and Charles T. Parton was elected Vice Chairman of the Board, each for one-year terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: May 10, 2011

	By:	/s/ A. Richard Abrahamian
A Richard Abrahamian
Executive Vice President and Chief Financial Officer